Exhibit 4.7

THIS WARRANT AND THE SECURITIES ISSUABLE UPON THE EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”), OR UNDER THE SECURITIES LAWS OF ANY STATE. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE 1933 ACT AND ANY APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE 1933 ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

PORTOLA PHARMACEUTICALS, INC. WARRANT TO PURCHASE SHARES OF COMMON STOCK

Warrant No. CSW-3 300 Shares of Common Stock	December 15, 2006

1. Issuance. For value received, this Warrant is issued to LAURENCE SHUSHAN AND MAGDALENA SHUSHAN ACOSTA, TRUSTEES, THE LAURENCE AND MAGDALENA SHUSHAN FAMILY TRUST, UNDER AGREEMENT DATED OCTOBER 8, 1997, or its assigns, by PORTOLA PHARMACEUTICALS, INC., a Delaware corporation (hereinafter with its successors called the “Company”), in satisfaction of certain requirements under that certain Lease dated as of December 15, 2006, between the Company as tenant and Britannia Pointe Grand Limited Partnership as landlord. The term “Warrant” as used herein shall include both this warrant itself and any warrants delivered in substitution or exchange therefor as provided herein.

2. Purchase Price; Number of Shares. The registered holder of this Warrant (the “Holder”) is entitled upon surrender of this Warrant at the principal office of the Company, with either the subscription form annexed hereto (and simultaneous payment as hereinafter provided) or the net issue election form annexed hereto, in either case duly executed, to purchase from the Company up to three hundred (300) fully paid and nonassessable shares of common stock of the Company (the “Stock”), at a price of $1.31 per share (the “Purchase Price”). This Warrant is exercisable at any time or from time to time, in whole or in part, at the sole option of the Holder, on or before the Expiration Date as hereinafter defined. Until such time as this Warrant is exercised in full or expires, the Purchase Price and the securities issuable upon exercise of this Warrant are subject to adjustment as hereinafter provided. The person or persons under whose name or names any certificate representing shares of Stock is issued hereunder shall be deemed to have become the holder of record of the shares represented thereby as at the close of business on the date this Warrant is exercised with respect to such shares, whether or not the transfer books of the Company shall be closed.

3. Payment of Purchase Price. The Purchase Price may be paid (i) in cash, by check or by wire transfer; (ii) in the manner provided in Section 4 below; or (iii) by any combination of the foregoing.

4. Net Issue Election. As an alternative to payment of the Purchase Price in accordance with clause (i) of Section 3 above, if the fair market value of one share of the Company’s Common Stock is greater than the Purchase Price (at the date of calculation as set forth below), the Holder may elect to receive, without the payment by the Holder of any additional consideration, shares of Stock equal to the value of this Warrant or any portion hereof by the surrender of this Warrant or such portion to the Company, with the net issue election notice annexed hereto duly executed, at the principal office of the Company. Thereupon, the Company shall issue to the Holder such number of fully paid and nonassessable shares of Stock as is computed using the following formula:

X	=	Y (A – B)
A

where:	X =	the number of shares of Stock to be issued to the Holder pursuant to this Section 4;

	Y =	the number of shares of Stock covered by this Warrant in respect of which the net issue election is made pursuant to this Section 4;

	A =	the Fair Market Value (defined below) of one share of Stock, as determined at the time the net issue election is made pursuant to this Section 4; and

	B =	the Purchase Price in effect under this Warrant at the time the net issue election is made pursuant to this Section 4.

“Fair Market Value” of one share of Stock as of a particular date (the “Determination Date”) shall mean the closing or last reported sale price of one share of Stock as reported on a national securities exchange or the NASDAQ Global Market on the business day immediately preceding the Determination Date; provided, however, that (i) if the Stock is not traded on either a national securities exchange or the NASDAQ Global Market, then Fair Market Value shall be the last reported sale price of one share of Stock on the business day immediately preceding the Determination Date reflected in the over-the-counter market, as reported by the National Quotation Bureau, Inc. or any organization performing a similar function, or if closing prices are not then routinely reported for the over-the-counter market, the average of the last bid and asked prices of one share of Stock on the business day immediately preceding the Determination Date and (ii) if there is no public market for the Stock, then Fair Market Value shall be determined in good faith by the Company’s Board of Directors.

5. Partial Exercise. This Warrant may be exercised in part, in which event upon such exercise the Holder shall receive from the Company a new warrant covering the number of shares in respect of which this Warrant shall not have been exercised, which new warrant shall be dated as of the date of this Warrant and shall be otherwise in the form of this Warrant.

6. Fractional Shares. In no event shall any fractional share of Stock be issued upon any exercise of this Warrant. If, upon any exercise of this Warrant, the Holder would, but for the provisions of this Section 6, be entitled to receive a fractional share of Stock, then the Company shall in lieu thereof pay the Holder the Fair Market Value of such fractional share in cash.

7. Expiration Date. This Warrant shall expire at the close of business on the date (the “Expiration Date”) which is seven (7) years after the initial public offering (if any) of the Company’s common stock in an offering registered under the 1933 Act.

8. Reserved Shares; Valid Issuance. The Company covenants that it will at all times from and after the date hereof reserve and keep available such number of its authorized shares of Stock, free from all preemptive or similar rights therein, as will be sufficient to permit the exercise of this Warrant in full into shares of Stock upon such exercise. The Company further covenants that such shares as may be issued pursuant to such exercise will, upon issuance, be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issuance thereof.

9. Adjustment for Stock Splits and Dividends. If after the date hereof the Company shall subdivide the Stock, by split-up or otherwise, or combine the Stock, by reverse split-up or otherwise, or issue additional shares of Stock in payment of a stock dividend on the Stock, the number of shares of Stock issuable on the exercise of this Warrant shall automatically be proportionately increased in the case of a subdivision or stock dividend, or proportionately decreased in the case of a combination, and the Purchase Price shall automatically be proportionately decreased in the case of a subdivision or stock dividend, or proportionately increased in the case of a combination.

10. Reorganizations. If after the date hereof the Company shall enter into any Reorganization (as hereinafter defined), then the Company shall use its reasonable best efforts to cause lawful provisions to be made, and duly executed documents evidencing the same from the Company or its successor to be delivered to the Holder, to structure the Reorganization in such a manner that upon consummation of the Reorganization, the Holder shall receive, in exchange for this Warrant, a new Warrant giving the Holder the right to receive, upon exercise of such new Warrant, shares in the surviving, acquiring or other successor entity (the “Successor Entity”) in accordance with the following sentence. The new warrant (x) shall be for a number and class of shares equal to the sum of (i) the number and class of shares (if any) of the Successor Entity which the Holder would have received as a result of or in connection with the Reorganization if the Holder had held at the time of the Reorganization the number of shares of Stock for which this Warrant is then exercisable and (ii) the number of shares of the Successor Entity of the same class described in clause (i) above (or, if there were no such shares issued in the Reorganization, then shares of the most widely held class of common stock of the Successor Entity) having an aggregate fair market value as of the closing of the Reorganization equal to the value of any and all other consideration the Holder would have received as a result of or in connection with the Reorganization if the Holder had held at the time of the Reorganization the number of shares of Stock for which this Warrant is then exercisable, subject in each instance to adjustments as nearly equivalent as may be practicable to the adjustments provided for in Section 9 above (other than with respect to the Reorganization itself) and in this Section 10, (y) shall have an aggregate Purchase Price equal to the aggregate Purchase Price under this Warrant immediately prior to the Reorganization (but the per-share Purchase Price shall be appropriately adjusted) and (z) shall otherwise have an expiration date and other terms identical to those of this Warrant. For the purposes of this Section 10, the term “Reorganization” shall mean (A) any consolidation or merger of the Company with or into any other corporation or other entity or person, or any other corporate reorganization, as a result of which the stockholders of the Company immediately prior to such consolidation, merger or reorganization own, immediately following consummation of the consolidation or merger, less than fifty percent (50%) of the voting power of the surviving entity (or, if the surviving entity is a wholly owned subsidiary, less than fifty percent (50%) of the voting power of its parent); (B) any transaction or series of related transactions to which the Company is a party in which in excess of fifty percent (50%) of the Company’s voting power is transferred; or (C) a sale, lease or other disposition of all or substantially all of the assets of the Company; provided, however, that a Reorganization shall not include (x) any consolidation or merger effected exclusively to change the domicile of the Company, or (y) any transaction or series of transactions principally for bona fide equity financing purposes in which cash is received by the Company or any successor or indebtedness of the Company is cancelled or converted or a combination thereof in consideration solely for the issuance of equity securities.

The Company shall notify the Holder at least ten (10) business days prior to the closing of any proposed Reorganization. The Holder may elect to exercise this Warrant contingent upon the closing of a Reorganization. If the Reorganization does not close within sixty (60) days after notice, any such contingent exercise shall be void.

11. Certificate of Adjustment. Whenever the Purchase Price is adjusted, as herein provided, the Company shall promptly deliver to the Holder a certificate of the Company’s Chief Financial Officer setting forth the Purchase Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

12. Notices of Record Date, Etc. In the event of:

(a) any taking by the Company of a record of the holders of the Company’s common stock for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or any right to subscribe for, purchase, sell or otherwise acquire or dispose of any shares of stock of any class or any other securities or property, or to receive any other right;

(b) any reclassification of the capital stock of the Company, capital reorganization of the Company, consolidation or merger involving the Company, or sale or conveyance of all or substantially all of its assets; or

(c) any voluntary or involuntary dissolution, liquidation or winding-up of the Company;

then in each such event the Company will provide or cause to be provided to the Holder a written notice thereof. Such notice shall be provided at least ten (10) business days prior to the date specified in such notice on which any such action is to be taken.

13. Representations, Warranties and Covenants. This Warrant is issued and delivered by the Company and accepted by the Holder on the basis of the following representations, warranties and covenants made by the Company:

(a) The Company has all necessary authority to issue, execute and deliver this Warrant and to perform its obligations hereunder. This Warrant has been duly authorized, issued, executed and delivered by the Company and is the valid and binding obligation of the Company, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws of general application affecting the enforcement of the Holder’s rights or by general equity principles or public policy concerns.

(b) The shares of Stock issuable upon the exercise of this Warrant have been duly authorized and reserved for issuance by the Company and, when issued in accordance with the terms hereof, will be validly issued, fully paid and nonassessable.

(c) The issuance, execution and delivery of this Warrant do not, and the issuance of the shares of Stock upon the exercise of this Warrant in accordance with the terms hereof will not, (i) violate or contravene the Company’s Certificate of Incorporation or by-laws, or any United States federal or state law, statute, regulation, rule, judgment or order applicable to the Company, (ii) violate, contravene or result in a breach or default under any material contract, agreement or instrument to which the Company is a party or by which the Company or any of its assets are bound or (iii) require the consent or approval of or the filing of any notice or registration with any person or entity (other than applicable filings under federal and state securities laws in the United States).

(d) The Company shall pay all expenses and taxes imposed by law or by any governmental agency, including any documentary stamp taxes, attributable to the issuance of this Warrant or to the issuance of any shares of Stock upon any exercise of this Warrant; provided, that nothing in this paragraph shall make the Company liable for any income taxes payable by the Holder in connection with the issuance of this Warrant or the exercise thereof, or for any transfer taxes associated with any transfer of this Warrant by the Holder.

14. Amendment and Waiver. The terms of this Warrant may be amended, modified or waived only with the written consent of the party against which enforcement of the same is sought.

15. Representations and Covenants of the Holder. This Warrant has been issued by the Company in reliance upon the following representations and covenants of the Holder, which by its acceptance hereof the Holder shall be deemed to have confirmed:

(a) Investment Purpose. The right to acquire Stock hereunder and the Stock issuable upon exercise of the Holder’s rights contained herein are being or will be acquired solely for investment and not with a view to the sale or distribution of any part thereof, and the Holder has no present intention of selling or engaging in any public distribution of the same except pursuant to a registration or exemption.

(b) Accredited Investor. The Holder is an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated by the Securities and Exchange Commission, as presently in effect.

(c) Securities Are Not Registered. The Holder understands (i) that the Stock issuable upon exercise of the Holder’s rights contained herein is not registered under the 1933 Act or qualified under applicable state securities laws on the ground that the issuance contemplated by this Warrant will be exempt from the registration and qualifications requirements thereof and (ii) that the Company’s reliance on such exemption is predicated on the representations set forth in this Section 15.

The Holder recognizes that the Warrant and the Stock must be held indefinitely unless they are subsequently registered under the 1933 Act or an exemption from such registration is available. The Holder recognizes that the Company has no obligation to register the Warrant or the Stock of the Company, or to comply with any exemption from such registration.

The Holder is aware that neither the Warrant nor the Stock may be sold pursuant to Rule 144 adopted under the 1933 Act unless certain conditions are met, including, among other things, the existence of a public market for the shares, the availability of certain current public information about the Company, the resale following the required holding period under Rule 144 and the number of shares being sold during any three month period not exceeding specified limitations. Holder is aware that the conditions for resale set forth in Rule 144 have not been satisfied and that the Company presently has no plans to satisfy these conditions in the foreseeable future.

(d) Financial Risk. The Holder has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment and has the ability to bear the economic risks of its investment.

(e) Disposition of Warrant and Stock. The Holder further agrees not to make any disposition of all or any part of the Warrant or the Stock, unless and until:

(i) The Company shall have received a letter secured by the Holder from the Securities and Exchange Commission stating that no action will be recommended to the Commission with respect to the proposed disposition;

(ii) There is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with said registration statement; or

(iii) The Holder shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and if reasonably requested by the Company, the Holder shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, for the Holder to the effect that such disposition will not require registration of such Warrant or Exercise Shares under the 1933 Act or any applicable state securities laws.

16. Market Standoff Agreement. Holder shall not sell, dispose of, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale with respect to, any Stock (or other securities) of the Company held by Holder, for a period of time specified by the Company’s managing underwriter(s) (not to exceed one hundred eighty (180) days) following the effective date of a registration statement of the Company filed under the 1933 Act; provided, that the foregoing restriction shall not apply unless all officers and directors of the Company and all holders of five percent (5%) or more of the Company’s Stock are bound by similar restrictions. Holder agrees to execute and deliver such other agreements as may be reasonably requested by the Company and/or the managing underwriter(s) which are consistent with the foregoing or which are necessary to give further effect thereto. In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to such Stock (or other securities) until the end of such period. The underwriters of the Company’s stock are intended third party beneficiaries of this Section 16 and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto.

17. Notices, Transfers, Etc.

(a) All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by facsimile if sent during normal business hours of the recipient, if not, then on the next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) business day after deposit with a nationally recognized overnight courier, specifying next business day delivery, with written verification of receipt. Any such notice or written communication to the Holder shall be sent to the Holder at the address most recently provided by the Holder to the Company. As of the date of this Warrant, the Holder’s address is as follows:

Laurence Shushan And Magdalena Shushan Acosta, Trustees, The

Laurence And Magdalena Shushan Family Trust, Under Agreement Dated

October 8, 1997

1651 Trestle Glen Road

Oakland, CA 94610

Facsimile: (510) 893-1341

With a copy to:

Donald E. Kelley, Jr.

Folger Levin & Kahn, LLP

275 Battery Street, 23rd Floor

San Francisco, CA 94111

Facsimile: (415) 986-2827

Any such notice or written communication to the Company shall be sent to the Company as follows:

Portola Pharmaceuticals, Inc.

Attention: Chief Financial Officer

270 East Grand Avenue, Suite 22

South San Francisco, CA 94080

Facsimile: (650) 246-7776

(b) Subject to compliance with applicable federal and state securities laws and the restriction on transfer set forth on the first page of this Warrant, this Warrant may be transferred by the Holder with respect to any or all of the shares purchasable hereunder. Upon surrender of this Warrant to the Company, together with the assignment notice annexed hereto duly executed, for transfer of this Warrant as an entirety by the Holder, the Company shall issue a new warrant of the same denomination to the assignee. Upon surrender of this Warrant to the Company, together with the assignment hereof properly endorsed, by the Holder for transfer with respect to a portion of the shares of Stock purchasable hereunder, the Company shall issue a new warrant to the assignee, in such denomination as shall be requested by the Holder hereof, and shall issue to such Holder a new warrant covering the number of shares in respect of which this Warrant shall not have been transferred.

(c) In case this Warrant shall be mutilated, lost, stolen or destroyed, the Company shall issue a new warrant of like tenor and denomination and deliver the same (i) in exchange and substitution for and upon surrender and cancellation of any mutilated Warrant or (ii) in lieu of any Warrant lost, stolen or destroyed, upon receipt of an affidavit of the Holder or other evidence reasonably satisfactory to the Company of the loss, theft or destruction of such Warrant and an indemnification of loss by the Holder in favor of the Company.

18. Transfer to Comply with the Securities Act of 1933. This Warrant may not be exercised and neither this Warrant nor any of the shares of Stock, nor any interest in either, may be offered, sold, assigned, pledged, hypothecated, encumbered or in any other manner transferred or disposed of, in whole or in part, except in compliance with applicable United States federal and state securities laws and the terms and conditions hereof. Each Warrant shall bear a legend in substantially the same form as the legend set forth on the first page of this Warrant. Each certificate for shares of Stock issued upon exercise of this Warrant, unless at the time of exercise such shares are acquired pursuant to a registration statement that has been declared effective under the 1933 Act and any applicable blue sky laws, shall bear a legend substantially in the following form:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”), OR UNDER THE SECURITIES LAWS OF ANY STATE. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE 1933 ACT AND ANY APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE 1933 ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

Any certificate for any shares of Stock issued at any time in exchange or substitution for any certificate for any shares of Stock bearing such legend (except a new certificate for any shares of Stock issued after the acquisition of such shares pursuant to a registration statement that has been declared effective under the 1933 Act) shall also bear such legend unless, in the opinion of counsel for the Company, the shares represented thereby need no longer be subject to the restriction contained herein. The provisions of this Section 18 shall be binding upon all subsequent holders of certificates for shares bearing the above legend and all subsequent holders of this Warrant, if any.

19. Rights of Holder. The Holder shall not, by virtue hereof, be entitled to any rights of a stockholder of the Company, either at law or equity, and the rights of the Holder are limited to those expressed in this Warrant. Nothing contained in this Warrant shall be construed as conferring upon the Holder hereof the right to vote or to consent or to receive notice as a stockholder of the Company on any matters or with respect to any rights whatsoever as a stockholder of the Company. No dividends or interest shall be payable or accrued in respect of this Warrant or the interest represented hereby or the shares of Stock purchasable hereunder until, and only to the extent that, this Warrant shall have been exercised in accordance with its terms.

20. No Impairment. The Company will not, by amendment of its Certificate or through any reclassification, capital reorganization, consolidation, merger, sale or conveyance of assets, dissolution, liquidation, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance of performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder. Notwithstanding the foregoing, nothing in this Section 20 shall prohibit the Company from amending its Certificate with the requisite consent of the stockholders and the Board of Directors so long as such amendment affects the rights granted to Holder associated with the Stock in the same manner as the other holders of Common Stock.

21. Governing Law. The provisions and terms of this Warrant shall be governed by and construed in accordance with the internal laws of the State of California.

22. Successors and Assigns. This Warrant shall be binding upon the Company’s successors and assigns and shall inure to the benefit of the Holder’s successors, legal representatives and permitted assigns.

23. Attorneys’ Fees. In any action between the Company and the Holder arising under this Warrant, the prevailing party shall be entitled to recover from the non-prevailing party such prevailing party’s reasonable attorneys’ fees and expenses, including (but not limited to) fees and expenses relating to the enforcement of any judgment or to any appellate proceedings.

24. Business Days. If the last or appointed day for the taking of any action required or the expiration of any rights granted herein shall be a Saturday or Sunday or a legal holiday in California, then such action may be taken or right may be exercised on the next succeeding day which is not a Saturday or Sunday or such a legal holiday.

[signature page follows]

IN WITNESS WHEREOF, the Company has duly caused this Warrant to be signed by its duly authorized officer and to be dated as of the date first written above.

Company:

PORTOLA PHARMACEUTICALS, INC.

By:	/s/ Charles J Homey
Name:
Title:

Acknowledged and Agreed

Holder:

Laurence Shushan and Magdalena Shushan Acosta, Trustees, The Laurence and Magdalena Shushan Family Trust, under Agreement dated October 8, 1997

By:	/s/ Laurence Shushan
Name:	Laurence Shushan
Title:	Trustee

By:	/s/ Magdalena Shushan Acosta
Magdalena Shushan Acosta
Trustee

SUBSCRIPTION

To: Portola Pharmaceuticals, Inc.	Date:

The undersigned hereby subscribes for                  shares of Stock covered by the attached Warrant, and tenders herewith payment of the Purchase Price in full, together with all applicable transfer taxes, if any. The certificate(s) for such shares shall be issued in the name of the undersigned or as otherwise indicated below:

Name for Registration of Shares

Mailing Address

The undersigned confirms and acknowledges that the shares of Stock issuable upon exercise of the Warrant are being acquired solely for the account of the undersigned and not as a nominee for any other party, and for investment, and that the undersigned will not offer, sell or otherwise dispose of any such shares of Stock except under circumstances that will not result in a violation of the Securities Act of 1933, as amended, or any state securities laws.

(Date)	(Signature)

(Print name)

NET ISSUE ELECTION NOTICE

To: Portola Pharmaceuticals, Inc.	Date:

The undersigned hereby elects under Section 4 of the attached Warrant to exercise on a “net issue” basis the right to purchase                  shares of Stock pursuant to such Warrant, and shall tender payment of all applicable transfer taxes, if any. The certificate(s) for the net number of shares issuable upon such net issue election shall be issued in the name of the undersigned or as otherwise indicated below:

Name for Registration of Shares

Mailing Address

The undersigned confirms and acknowledges that the shares of Stock issuable upon exercise of the Warrant are being acquired solely for the account of the undersigned and not as a nominee for any other party, and for investment, and that the undersigned will not offer, sell or otherwise dispose of any such shares of Stock except under circumstances that will not result in a violation of the Securities Act of 1933, as amended, or any state securities laws.

(Date)	(Signature)

(Print name)

ASSIGNMENT

For value received	hereby sells, assigns
and transfers unto

[Please print or type the name and address of Assignee]

the within Warrant, and does hereby irrevocably constitute and appoint its attorney to transfer the within Warrant on the books of the within named Company with full power of substitution in the premises.

DATED:

By:
Name:
Title:

COMMON STOCK WARRANT RECEIPT

In connection with PORTOLA PHARMACEUTICALS, INC., the undersigned hereby acknowledges receipt of the following:

Original warrant no. CSW-2 for 1,200 shares of Common Stock.

Executed on , 2007.

Bristow Investments, L.P.

By:

Name:

Title:

Please return to:

Jeramie J. Perez

Cooley Godward Kronish LLP

Five Palo Alto Square

3000 El Camino Real

Palo Alto, CA 94306-2155

COMMON STOCK WARRANT RECEIPT

In connection with PORTOLA PHARMACEUTICALS, INC., the undersigned hereby acknowledges receipt of the following:

Original warrant no. CSW-3 for 300 shares of Common Stock.

Executed on                    , 2007.

Laurence Shushan and Magdalena Shushan Acosta, Trustees, The Laurence and Magdalena Shushan Family Trust, under Agreement dated October 8, 1997

By:

Name:

Title:

Please return to:

Jeramie J. Perez

Cooley Godward Kronish LLP

Five Palo Alto Square

3000 El Camino Real

Palo Alto, CA 94306-2155